                                                                       EXHIBIT 7

                                                                       WSE, Inc.

                       Western Services Engineering, Inc.

20 BOLTON COURT                                      Telephone: 1 [925] 964-9139
DANVILLE, CALIFORNIA 94506                           Facsimile: 1 [925] 964-1509

March 20, 2003

MERIDIAN GOLD, INC.
9670 GATEWAY DRIVE, SUITE 200
RENO, NEVADA 89511

RE: CONSENT OF WESTERN SERVICES ENGINEERING, INC.
    ESQUEL GOLD PROJECT, ARGENTINA.

Sir/Madam:

We consent to the incorporation by reference herein of references to our [audit reserves reports] for Meridian Gold Inc. as at December 31, 2002.

Also attached is the certificate of the author for the report regarding El Penon Gold Mine, Chile.

SINCERELY,
WESTERN SERVICES ENGINEERING, INC.

/s/ Robin J. Young
------------------
MR. ROBIN J. YOUNG
CHIEF EXECUTIVE OFFICER

Attachment: Certificate of Author

                                                                       WSE, INC.

                             CERTIFICATE OF AUTHOR

                                 ROBIN J. YOUNG
                             PROFESSIONAL GEOLOGIST
                                20 BOLTON COURT
                           DANVILLE, CALIFORNIA 94506
                              TEL: (925) 964-9139
                              FAX: (925) 964-1509
                               rjyoungwse@aol.com

I, Robin J. Young, Professional Geologist, am employed by Western Services Engineering, Inc. and reside at 20 Bolton Court in the city of Danville, California.

I am professionally licensed in the State of Utah as a Professional Geologist (Lic. #5270034-2250). I graduated from the South Dakota School of Mines and Technology with a Bachelor of Science in Geological Engineering in 1976.

I have continuously practices my profession since 1976 and have been involved in mineral exploration for precious and base metals in North America, employed as a Mining Engineer in Nevada, and as a geological engineer responsible for geological assessment, ore control, resource modeling, reserve modeling for base metals, industrial mineral, precious metals, and energy fuel projects located both within the United States of America, throughout the countries of the Former Soviet Union, Africa, South America, Australia and Asia.

As a result of my experience and professional license, I am a Qualified Person as defined in the Canadian NP 43-101.

Presently, I am a the Chief Executive Officer of Western Services Engineering, Inc. and have been since 1991.

In October 2002 and January 2003, I visited the Esquel Project for a combined total of 20 days for the purposes of reviewing the geological data in sufficient detail to independently support the data included in the estimation of the in situ geological resource estimate which was completely audited by myself. In addition, I have reviewed the internally compiled Feasibility Study dated March 2003 to ensure that sufficient and appropriate analysis of the project potential has been completed to permit the reporting of a final mineable ore reserve statement.

I am not aware of any material fact of material change with respect to the subject matter of this technical report that is not reflected in this report and that the omission to disclose would make this report misleading.

I am independent of Meridian Gold, Inc in accordance with the application of Sections 1.5 of National Instrument 43-101.

WESTERN SERVICES ENGINEERING, INC.
20 BOLTON COURT
DANVILLE, CALIFORNIA 94506
TEL: 1 (925) 964-9139
FAX: 1 (925) 964-1509

                                                                       WSE, INC.

                       WESTERN SERVICES ENGINEERING, INC.

20 BOLTON COURT                                   TELEPHONE: 1 [925] 964-9139
DANVILLE, CALIFORNIA 94506                        FACSIMILE: 1 [925] 964-1509

March 20, 2003

MERIDIAN GOLD, INC.
9670 GATEWAY DRIVE, SUITE 200
RENO, NEVADA  89511

RE:  CONSENT OF WESTERN SERVICES ENGINEERING, INC.
     EL PENON GOLD MINE, CHILE

Sir/Madam:

We consent to the incorporation by reference herein of references to our [audit reserves reports] for Meridian Gold Inc. as at December 31, 2002.

Also attached is the certificate of the author for the report regarding Esquel, Argentina.

SINCERELY,
WESTERN SERVICES ENGINEERING, INC.

/s/ Robin J. Young

MR. ROBIN J. YOUNG
CHIEF EXECUTIVE OFFICER

Attachment: Certificate of Author

                                                                       WSE, INC.

                             CERTIFICATE OF AUTHOR

                                 ROBIN J. YOUNG
                             PROFESSIONAL GEOLOGIST
                                20 BOLTON COURT
                           DANVILLE, CALIFORNIA 94506
                               TEL (925) 964-9139
                              FAX: (925) 964-1509
                               RJYOUNGWSE@AOL.COM

I, Robin J. Young, Professional Geologist, am employed by Western Services Engineering, Inc. and reside at 20 Bolton Court in the city of Danville, California.

I am professionally licensed in the State of Utah as a Professional Geologist (Lic. #5270034-2250). I graduated from the South Dakota School of Mines and Technology with a Bachelor of Science in Geological Engineering in 1976.

I have continuously practices my profession since 1976 and have been involved in mineral exploration for precious and base metals in North America, employed as a Mining Engineer in Nevada, and as a geological engineer responsible for geological assessment, ore control, resource modeling, reserve modeling for base metals, industrial mineral, precious metals, and energy fuel projects located both within the United States of America, throughout the countries of the Former Soviet Union, Africa, South America, Australia and Asia.

As a result of my experience and professional license, I am a Qualified Person as defined the Canadian NP 43-101.

Presently, I am a the Chief Executive Officer of Western Services Engineering, Inc. and have been since 1991.

In October 2002 and January 2003, I visited the El Penon Mine Project for a combined total of 22 days for the purposes of reviewing the geological data in sufficient detail to independently support the data included in the estimation of the in situ geological resource estimate which was completely audited by myself. In addition, I have reviewed the operating budget and mine design to verify that the reported remaining mining reserves were accurately compiled and reported. Lastly, I completed a reconciliation study of the Year 2002 production and found the reported production to be accurately reported.

I am not aware of any material fact of material change with respect to the subject matter of this technical report that is not reflected in this report and that the omission to disclose would make this report misleading.

I am independent of Meridian Gold, Inc. in accordance with the application of Sections 1.5 of National Instrument 43-101.

WESTERN SERVICES ENGINEERING, INC.
20 BOLTON COURT
DANVILLE, CALIFORNIA 94506
TEL: 1 (925) 964-9139
FAX: 1 (925) 964-1509

                                  Page 2 of 2